EXHIBIT 99.1

27700B SW Parkway Ave

Wilsonville, Oregon

97070-9215

800.294.6400

T 503.685.8888

F 503.685.8887

www.infocus.com

For Immediate Release

Public Relations Contacts:	Investor Relations Contact:
Jennifer Fields	Roger Rowe
InFocus Corporation	InFocus Corporation
503.685.8923	503.685.8609
jennifer.fields@infocus.com	roger.rowe@infocus.com

Stacy Doyle
Edelman
503.471.6806
stacy.doyle@edelman.com

InFocus Corporation Receives Additional Nasdaq Notification

WILSONVILLE, OR (May 19, 2006)—InFocus® (Nasdaq: INFS) today announced that, as anticipated, the Company received a letter from the Nasdaq Listing Qualifications Staff on May 16, 2006 indicating that the Company’s failure to timely file the Form 10-Q for the quarter ended March 31, 2006 could serve as a separate basis for the delisting on the Company’s stock from The Nasdaq National Market. By letter dated April 26, 2006, the Nasdaq Listing Qualifications Panel granted the Company, subject to certain conditions, an extension to file the Form 10-Q for the quarter ended March 31, 2006, through July 17, 2006. The May 16th notice from Nasdaq does not alter or impact the previously granted extension.

While the Company believes it can meet the deadlines set forth in the Nasdaq Panel’s decision, there can be no assurance that the Company will be able to do so or that the Panel will continue the Company’s listing on The Nasdaq National Market in the event the Company fails to meet the deadlines set forth in the Panel’s decision.

Forward-Looking Statements

This press release includes forward-looking statements, including statements related to the Company’s ability to meet conditions established by the Nasdaq Listing Qualifications Staff in order to maintain its listing on the Nasdaq National Market. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to be materially different include, but are not limited to the Company not being able to comply with the Nasdaq listing extension requirements and may, at the end of the extension may be delisted if the Company is unable to file its Form

10-K or Form 10-Q by the extension deadlines established. Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s third quarter 2005 Form 10-Q and Annual Report for 2004 on Form 10-K, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business. The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (Nasdaq: INFS) is the industry pioneer and worldwide leader in the projection market today. Nearly twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. Being the inventor and leader is simply a great bonus of making the presentation of ideas, information, and entertainment a vivid, unforgettable experience.

With over 1.5 million projectors sold, in a category that is expected to grow to $10 billion in revenue and more than 9 million units in 2007, we believe our product contributions set the standard for what a big picture experience should be like. For more information, visit us at www.infocus.com or call us toll-free at 800.294.6400 (U.S. and Canada).

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InFocus, ASK, Proxima, ASK Proxima, LiteShow, ScreenPlay and LP are trademarks or registered trademarks of InFocus Corporation or its subsidiaries in the United States and other countries. Digital Light Processing and DLP are trademarks of Texas Instruments.